Exhibit 99.1

Press Release
For Immediate Release
Contacts:
Keith LaVanway
847-597-9353
klavanway@pregis.com
Brent Zachary
847-597-9330
bzachary@pregis.com
PREGIS ANNOUNCES THIRD QUARTER 2010 FINANCIAL RESULTS
Deerfield, IL, November 12, 2010 — Pregis Corporation, a leading international manufacturer, marketer, and supplier of protective packaging products and specialty packaging solutions, today announced its 2010 third quarter financial results.
For the third quarter of 2010, the Company generated net sales of $223.7 million, an increase of 8.0% versus net sales of $207.0 million in same quarter of 2009. Excluding the impact of unfavorable foreign currency translation, resulting from the U.S. dollar strengthening against the euro and pound sterling on a year-over-year basis, and the sales associated with our recently completed acquisition of IntelliPack, the quarter’s net sales were higher by 11.6% compared to the prior year quarter. The sales increase was driven by increased volumes, which resulted from the impact of economic recovery as well as the Company’s growth initiatives, along with the impact of selling price increases implemented in 2010.
Gross profit margin, as a percent of net sales, was 21.2% in the third quarter of 2010, compared to 24.6% in same quarter of 2009. The year-over-year decline in gross margin as a percent of net sales was driven by increased key raw material costs partially offset by increased volumes, year-over-year selling price increases, and the impact from the Company’s cost reduction programs. Average resin costs in North America and Europe for the third quarter 2010, as measured by their respective indices, were 20% and 30% higher, respectively, compared to the same quarter in 2009.
The Company generated operating income of $2.1 million in the third quarter of 2010 compared with operating income of $7.4 million for the same quarter 2009. The decrease in operating income was driven primarily by increased key raw materials costs as well as a non-cash loss related to a sales leaseback transaction completed on July 19, 2010.
Adjusted EBITDA, or “Consolidated Cash Flow” as defined by our indentures, is a significant operating measure used by the Company to measure its operating performance and liquidity. Adjusted EBITDA was $20.2 million in the third quarter of 2010 compared to $25.2 million for the same period in 2009. The year-over-year decrease in adjusted EBITDA was driven by the same drivers impacting operating income as described above.
Commenting on the Company’s results, Mike McDonnell, President and Chief Executive Officer, stated, “In the third quarter, we drove volume growth, both year-over-year and sequentially, as a result of our organic growth initiatives including new offerings in inflatable and foam-in-place systems, sustainable product designs, and fresh and processed food packaging, as well as strong performance in emerging markets. However, the positive impact of this growth was more than offset by significant year-over-year increases in our key raw material costs, which were higher compared with the third quarter 2009 by over 20% in North America and nearly 30% in Europe based on their respective indices.”
Mr. McDonnell continued, “As discussed last quarter, we implemented selling price increases in the second quarter of 2010 in North America and in the second and third quarters of 2010 in Europe, but we were disappointed that we were not able to achieve the full value of these increases in order to offset the increases in raw material costs this year. Resin costs have continued to increase in the third quarter in both North America and Europe. Consequently, we launched an additional price increase in North America in October, and we are currently evaluating additional increases in Europe. We remain committed to fully pass through the increases in raw materials, as we have done successfully in previous years, in order to recover our margins.”
Segment Performance
Comments on segment net sales and EBITDA performance for the third quarter of 2010 is as follows:
•	Third quarter 2010 net sales for the protective packaging segment increased by $12.9 million, or 10.0% compared to the same quarter of 2009. This increase was driven primarily by increased volumes resulting from improved economic conditions, the impact of the Company’s growth initiatives, and the IntelliPack acquisition, partially offset by unfavorable foreign currency translation. Excluding the unfavorable foreign currency translation and the IntelliPack acquisition, net sales for the third quarter 2010 increased 10.1%.
•	Third quarter 2010 EBITDA of the protective packaging segment decreased $1.7 million compared to the same quarter of 2009. This decrease was primarily due to significantly higher key raw material costs which were partially offset by increased sales.
•	Third quarter 2010 net sales of the specialty packaging segment increased $3.8 million, or 4.8% compared to the same quarter 2009. This increase was primarily driven by increased volumes in our fresh food packaging markets, which more than offset the impact of unfavorable foreign currency translation. Excluding the unfavorable foreign currency translation, net sales for the third quarter 2010 increased 14.2% year-over-year.

•	Third quarter 2010 EBITDA of the specialty packaging segment decreased $3.7 million compared to the same quarter 2009. This decrease was due to increased key raw material costs, higher energy costs, and unfavorable foreign currency translation, partially offset by increased volumes.
A summary of Adjusted EBITDA, a significant measure required by the Company’s indentures and used by the Company to measure its operating performance and liquidity, is presented in the supplemental information at the end of this release.
Conference Call:
The Company will conduct an investor conference call to review its 2010 third quarter results on Monday, November 15, 2010 at 11:00 a.m. ET (10:00 a.m. CT). The call can be accessed through the following dial-in numbers: Domestic: 800-638-5495; International: 617-614-3946; Participant Passcode: 21454238. A replay of the conference call will be available through November 26, 2010. The replay may be accessed using the following dial-in information: Domestic: 888-286-8010; International: 617-801-6888; Passcode: 10943663.
About Pregis:
Pregis Corporation is a leading global provider of innovative protective, flexible, and foodservice packaging and hospital supply products. The specialty-packaging leader currently operates 47 facilities in 18 countries around the world. Pregis Corporation is a wholly owned subsidiary of Pregis Holding II Corporation. For more information about Pregis, visit the Company’s web site at www.pregis.com.
Safe Harbor Statement:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. For a discussion of key risk factors, please see the risk factors disclosed in the Company’s annual report, which is available on its website, www.pregis.com. These risks may cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risk and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no duty to update its forward-looking statements.

Pregis Holding II Corporation
Consolidated Balance Sheets
Unaudited
(dollars in thousands)

	September 30, 2010	December 31, 2009
Assets
Current assets
Cash and cash equivalents	$44,587	$80,435
Accounts receivable
Trade, net of allowances of $5,275 and $6,015 respectively	136,785	120,812
Other	16,168	12,035
Inventories, net	91,551	81,024
Deferred income taxes	5,494	5,079
Due from Pactiv	1,178	1,169
Prepayments and other current assets	7,861	7,929

Total current assets	303,624	308,483
Property, plant and equipment, net	204,037	226,882
Other assets
Goodwill	142,431	126,250
Intangible assets, net	54,313	38,054
Deferred financing costs, net	5,674	8,092
Due from Pactiv, long-term	8,305	8,429
Pension and related assets	14,411	13,953
Restricted cash	3,501	—
Other	533	404

Total other assets	229,168	195,182

Total assets	$736,829	$730,547

Liabilities and stockholder’s equity
Current liabilities
Short-term debt	$3,798	$—
Current portion of long-term debt	340	300
Accounts payable	97,900	78,708
Accrued income taxes	6,310	5,236
Accrued payroll and benefits	14,946	14,242
Accrued interest	12,238	7,722
Other	19,023	18,011

Total current liabilities	154,555	124,219

Long-term debt	490,453	502,534
Deferred income taxes	20,736	19,721
Long-term income tax liabilities	5,556	5,463
Pension and related liabilities	3,692	4,451
Other	22,337	15,367
Stockholder’s equity:
Common stock — $0.01 par value; 1,000 shares authorized, 149.0035 shares issued and outstanding at September 30, 2010 and December 31, 2009	—	—
Additional paid-in capital	153,352	151,963
Accumulated deficit	(106,035)	(82,328)
Accumulated other comprehensive loss	(7,817)	(10,843)

Total stockholder’s equity	39,500	58,792

Total liabilities and stockholder’s equity	$736,829	$730,547

Pregis Holding II Corporation
Consolidated Statements of Operations
Unaudited
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net Sales	$223,681	$207,047	$651,518	$588,594
Operating costs and expenses:
Cost of sales, excluding depreciation and amortization	176,301	156,088	510,139	444,144
Selling, general and administrative	29,716	28,660	96,157	83,059
Depreciation and amortization	11,646	12,607	34,305	35,383
Other operating expense, net	3,953	2,267	5,519	13,602

Total operating costs and expenses	221,616	199,622	646,120	576,188

Operating income	2,065	7,425	5,398	12,406
Interest expense	11,724	9,192	35,320	28,072
Interest income	—	(54)	—	(176)
Foreign exchange (gain) loss, net	(526)	(886)	382	(5,817)

Loss before income taxes	(9,133)	(827)	(30,304)	(9,673)
Income tax expense (benefit)	(1,216)	2,514	(6,597)	1,013

Net loss	$(7,917)	$(3,341)	$(23,707)	$(10,686)

Pregis Holding II Corporation
Consolidated Statements of Cash Flows
Unaudited
(dollars in thousands)

	Nine Months Ended September 30,
	2010	2009
Operating activities
Net loss	$(23,707)	$(10,686)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	34,305	35,383
Amortization of inventory step-up	406	—
Deferred income taxes	(8,303)	(1,483)
Unrealized foreign exchange loss (gain)	692	(5,552)
Amortization of deferred financing costs	2,615	1,781
Amortization of debt discount	2,174	238
Gain on disposal of property, plant and equipment	1,778	(249)
Stock compensation expense	1,389	1,061
Changes in operating assets and liabilities
Accounts and other receivables, net	(21,635)	9,874
Due from Pactiv	(169)	3,792
Inventories, net	(12,005)	5,364
Prepayments and other current assets	65	1,961
Accounts payable	19,909	6,771
Accrued taxes	817	(5,637)
Accrued interest	4,469	3,547
Other current liabilities	611	856
Pension and related assets and liabilities, net	(1,428)	(2,931)
Other, net	(1,716)	(2,633)

Cash provided by operating activities	267	41,457

Investing activities
Capital expenditures	(21,783)	(17,644)
Proceeds from sale of assets	499	692
Proceeds from sale leaseback, net of costs	17,875	—
Acquisition of business, net of cash acquired	(31,655)	—
Change in restricted cash	(3,501)	—

Cash used in investing activities	(38,565)	(16,952)

Financing activities
Proceeds from revolving credit facility	500	38,700
Financing Fees	—	(1,284)
Repayment of debt	—	(4,312)
Proceeds from foreign lines of credit	3,670	—
Other, net	71	(125)

Cash provided by financing activities	4,241	32,979
Effect of exchange rate changes on cash and cash equivalents	(1,791)	1,539

Increase (decrease) in cash and cash equivalents	(35,848)	59,023
Cash and cash equivalents, beginning of period	80,435	41,179

Cash and cash equivalents, end of period	$44,587	$100,202

Pregis Holding II Corporation
Supplemental Information
Unaudited
Calculation of Adjusted EBITDA (“Consolidated Cash Flow”)

(unaudited)	Three Months Ended September 30,
(dollars in thousands)	2010	2009
Net loss of Pregis Holding II Corporation	$(7,917)	$(3,341)
Interest expense, net of interest income	11,724	9,138
Income tax (benefit) expense	(1,216)	2,514
Depreciation and amortization	11,646	12,607

EBITDA	14,237	20,918

Other non-cash charges (income):
Unrealized foreign currency transaction losses (gains), net	(431)	(859)
Non-cash stock based compensation expense	330	327
Non-cash loss on sales leaseback and other	1,837	—
Net unusual or nonrecurring gains or losses:
Restructuring, severance and related expenses	2,218	2,769
Other unusual or nonrecurring gains or losses	538	1,609
Other adjustments:
Amounts paid pursuant to management agreement with Sponsor	1,511	472

Adjusted EBITDA (“Consolidated Cash Flow”)	$20,240	$25,236

Note to above:
EBITDA is calculated internally as net income before interest, taxes, depreciation, amortization, restructuring expense and adjusted for other non-cash charges and benefits. Adjusted EBITDA, referred to as Consolidated Cash Flow within the context of the Company’s indentures, is presented herein because it is a material element of the fixed charge coverage ratio and secured indebtedness leverage ratio included in the Company’s indentures and is a significant operating measure used by the Company to measure its operating performance and liquidity.

Pregis Holding II Corporation
Supplemental Information
(Unaudited)
Calculation of Adjusted EBITDA (“Consolidated Cash Flow”)

(unaudited)	Twelve Months Ended September 30,
(dollars in thousands)	2010	2009
Net loss of Pregis Holding II Corporation	$(31,031)	$(37,613)
Interest expense, net of interest income	49,634	39,315
Income tax (benefit) expense	(10,609)	(3,881)
Depreciation and amortization	43,705	46,992

EBITDA	51,699	44,813

Other non-cash charges (income):
Unrealized foreign currency transaction losses (gains), net	118	2,370
Non-cash stock based compensation expense	1,681	1,344
Non-cash asset impairment charge	194	20,101
Non-cash loss on sales leaseback and other	1,837	—
Net unusual or nonrecurring gains or losses:
Restructuring, severance and related expenses	5,751	13,251
Other unusual or nonrecurring gains or losses	11,418	2,524
Other adjustments:
Amounts paid pursuant to management agreement with Sponsor	2,508	2,040
Pro forma adjusted EBITDA of acquired business	1,410	—

Adjusted EBITDA (“Consolidated Cash Flow”)	$76,616	$86,443

Note to above:
EBITDA is calculated internally as net income before interest, taxes, depreciation, amortization, restructuring expense and adjusted for other non-cash charges and benefits. Adjusted EBITDA, referred to as Consolidated Cash Flow within the context of the Company’s indentures, is presented herein because it is a material element of the fixed charge coverage ratio and secured indebtedness leverage ratio included in the Company’s indentures and is a significant operating measure used by the Company to measure its operating performance and liquidity.

Pregis Holding II Corporation
Third Quarter 2010
Supplemental Information
(Unaudited)
(Amounts and percentage changes are approximations due to rounding.)
Gross Margin Calculations

	Three Months Ended September 30,			Nine Months Ended September 30,
(dollars in thousands)	2010	2009	Change	2010	2009	Change
Net sales	$223,681	$207,047	$16,634	$651,518	$588,594	$62,924
Cost of sales, excluding depreciation and amortization	(176,301)	(156,088)	(20,213)	(510,139)	(444,144)	(65,995)

Gross margin	$47,380	$50,959	$(3,579)	$141,379	$144,450	$(3,071)

Gross margin, as a percent of net sales	21.2%	24.6%	(3.4)%	21.7%	24.5%	(2.8)%

Net Sales by Segment

					Change Attributable to the
					Following Factors
	Three Months Ended September 30,				Price /						Currency
	2010	2009	$ Change	% Change	Mix		Volume		Acquisition		Translation
	(dollars in thousands)
Segment:
Protective Packaging	$141,814	$128,930	$12,884	10.0%	$1,592	1.2%	$11,401	8.9%	$5,631	4.4%	$(5,740)	(4.5)%
Specialty Packaging	81,867	78,117	3,750	4.8%	932	1.2%	10,189	13.0%	—	—%	(7,371)	(9.4)%

Total	$223,681	$207,047	$16,634	8.0%	$2,524	1.2%	$21,590	10.4%	$5,631	2.7%	$(13,111)	(6.3)%

					Change Attributable to the
					Following Factors
	Nine Months Ended September 30,				Price /						Currency
	2010	2009	$ Change	% Change	Mix		Volume		Acquisition		Translation
	(dollars in thousands)
Segment:
Protective Packaging	$414,925	$363,107	$51,818	14.3%	$(3,111)	(0.9)%	$47,773	13.2%	$12,569	3.5%	$(5,413)	(1.5)%
Specialty Packaging	236,593	225,487	11,106	4.9%	1,236	0.5%	17,630	7.8%	—	—%	(7,760)	(3.4)%

Total	$651,518	$588,594	$62,924	10.7%	$(1,875)	(0.3)%	$65,403	11.1%	$12,569	2.1%	$(13,173)	(2.2)%

EBITDA by Segment

	Three Months Ended September 30,
	2010	2009	$ Change	% Change
	(dollars in thousands)
Segment:
Protective Packaging	$13,725	$15,462	$(1,737)	(11.2)%
Specialty Packaging	7,674	11,363	(3,689)	(32.5)%

Total segment EBITDA	$21,399	$26,825	$(5,426)	(20.2)%

	Nine Months Ended September 30,
	2010	2009	$ Change	% Change
	(dollars in thousands)
Segment:
Protective Packaging	$35,164	$42,201	$(7,037)	(16.7)%
Specialty Packaging	27,075	30,792	(3,717)	(12.1)%

Total segment EBITDA	$62,239	$72,993	$(10,754)	(14.7)%